                               OPERATING AGREEMENT
                                       OF
                               TRANSPLACE.COM, LLC

         THIS OPERATING AGREEMENT is made and entered into the 19th day of April, 2000, by and among Covenant Transport, Inc., a Nevada corporation, J.B. Hunt Transport Services, Inc., an Arkansas corporation, M.S. Carriers, Inc., a Tennessee corporation, Swift Transportation Co., Inc., a Nevada corporation, U.S. Xpress Enterprises, Inc., a Nevada corporation and Werner Enterprises, Inc., a Nebraska corporation, or the respective affiliates of the foregoing six corporations (collectively the "Members") and Transplace.com, LLC, a Nevada limited liability company (the "Company"), to govern certain aspects of the operations of the Company and to set forth the rights and obligations of the Members, any Persons subsequently becoming Members, and their respective successors and assigns.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and in consideration of becoming a Member of the Company, the undersigned (including parties who subsequently become parties hereto after the effective date of this Agreement) agree as follows:


                                    ARTICLE I

                       DEFINITIONS AND GENERAL PROVISIONS

         SECTION 1.1. DEFINITIONS. Unless the context or rules of grammar otherwise require or unless otherwise expressly provided in this Agreement, the following capitalized terms used in this Agreement (and the respective plural or singular forms thereof) shall have the meanings specified in this Section as follows:

         "ACT" means Chapter 86 of Title 7 of the Nevada Revised Statutes, as amended from time-to-time.

         "AFFILIATE" means any Person that is, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with a Member. The term "control," as used in the immediately preceding sentence, means, with respect to a limited liability company or corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights of such limited liability company or corporation and, with respect to any other Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies thereof.

         "AGREEMENT" means this Operating Agreement, as amended from time-to-time.

         "ARTICLES" mean the Articles of Organization of the Company filed with the Nevada Secretary of State, as amended or restated from time-to-time.

         "AVAILABLE CASH" of the Company means all cash funds of the Company on hand from


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time-to-time (other than cash funds obtained as contributions to the capital of the Company by the Members and cash funds obtained from loans to the Company) after (i) payment of all operating expenses of the Company as of such time, (ii) provision for payment of all outstanding and unpaid current obligations of the Company as of such time, and (iii) provision for a reasonable working capital reserve if such a reserve is established by the Board of Managers.

         "BOARD OF MANAGERS" has the meaning set forth in Section 4.1 of this Agreement.

         "CAPITAL ACCOUNT" means the account established and maintained for each Member in the manner prescribed by Article III and in the manner provided in Treasury Regulation Section 1.704-l(b)(2)(iv), as amended from time-to-time.

         "CAPITAL CONTRIBUTIONS" means the total value of any cash, property, services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services, that a person transfers to the Company in the capacity as a Member, as shown on Exhibit B attached to and made a part of this Agreement, as the same may be amended from time-to-time. Any reference in this Agreement to the Capital Contributions of a Member shall include all Capital Contributions previously made by any prior Member for the interest of such Member, and shall be reduced by any distributions to such prior Member in return of the Member's Capital Contributions as contemplated in this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended. All references in this Agreement to Code Sections shall include any and all corresponding provisions of succeeding law.

         "COMPANY" means Transplace.com, LLC

         "FORMER MEMBER" means a Person who previously was, but is no longer, a Member of the Company.

         "INITIAL MEMBERS" means Covenant Transport, Inc., J.B. Hunt Transport Services, Inc., M.S. Carriers, Inc., Swift Transportation Co., Inc., U.S. Xpress Enterprises, Inc., and Werner Enterprises, Inc., or any Affiliate of any of the foregoing companies.

         "INTEREST" means the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement and under the Act, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.

         "LOSSES" or "LOSSES" means losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv).


         "MANAGER" means any Person or Persons designated as a Manager or Managers of the Company pursuant to Article IV.


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         "MEMBER" means a Person that (i) owns an Interest in the Company, (ii)
has been admitted to membership in the Company in accordance with the Act, the Articles and this Agreement, and (iii) has not ceased to be a Member in accordance with the Act, the Articles and/or this Agreement.

         "MEMBERSHIP" means all of the Members.

         "PERCENTAGE INTEREST" of a Member means the percentage of issued and outstanding Units of the Company held by such Member as set forth opposite the name of such Member under the column "Percentage Interest" on Exhibit B, as such percentage may be adjusted from time-to-time pursuant to the terms of this Agreement.

         "PERSON" means and includes an individual, corporation, general partnership (including a limited liability partnership), limited partnership, association, limited liability company, business trust, or any other legal or commercial entity.

         "PROFITS" or "PROFITS" means income, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv).

         "TAX MATTERS MANAGER" means the "Tax Matters Partner" of the Company as that term is defined in Code Section 6231.

         "TREASURY REGULATIONS" means regulations of the United States Department of the Treasury under the Code, as amended from time-to-time.

         "UNITS" refers to an interest in the Company to be measured in such units as may be established pursuant to Article III. Whenever reference is made to the "Percentage Interest" of a Member, a Member's Units may be converted into the same by dividing the Member's number of Units by the total of all Units outstanding.

         SECTION 1.2. REFERENCES TO ARTICLES, SECTIONS AND EXHIBITS. References in this Agreement to numbered or lettered "Article" or "Section" or "subsection" shall, unless the context clearly indicates otherwise, be construed as referring to a particular Article, Section or subsection in this Agreement, and references in this Agreement to "this Article" or "this Section" or "this subsection" shall be construed as referring, as applicable, to the Article, Section or subsection in which such reference is located. References in this Agreement to an "Exhibit" are to a document so identified that is attached to, and a part of, this Agreement.

         SECTION 1.3. COORDINATION WITH THE ACT. The Act contains a number of provisions that govern various aspects of the conduct of the business and affairs of limited liability companies that can be "overruled", so to speak, by the provisions of a written operating agreement adopted by the members of the limited liability company or by the articles of organization of such company. In construing this Agreement and the Articles and in coordinating the provisions hereof and


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thereof with the Act, it is the intent of the Members that whenever this
Agreement or the Articles contain provisions addressing a certain subject or matter, those provisions of this Agreement or the Articles will control over the provisions of the Act with respect to that same subject or matter and shall be construed as overruling any conflicting or different provisions of the Act with respect thereto even though the provisions of this Agreement or the Articles do not specifically state that they are intended to overrule such provisions of the Act. If this Agreement and the Articles are silent as to a subject or matter covered by the Act, the provisions of the Act with respect thereto shall control.


                                   ARTICLE II

                              ORGANIZATION AND TERM

         SECTION 2.1. ARTICLES OF ORGANIZATION. The Company was formed by filing the Articles with the Nevada Secretary of State pursuant to the Act. The rights and liabilities of the Members shall be as provided under the Act, the Articles and this Agreement. The Members agree to each of the provisions of the Articles.

         SECTION 2.2. NAME. The name of the Company is Transplace.com, LLC.

         SECTION 2.3. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be located in or about Dallas, Texas, at such address as may from time-to-time be established by the Board of Managers.

         SECTION 2.4. REGISTERED OFFICE AND REGISTERED AGENT. The Company's registered office shall be at 502 North Division Street, Carson City, Nevada 89703, and the name of its registered agent at such address is Corporate Services of Nevada. The Company may designate another registered office or agent at any time by following the procedures set forth in the Act.

         SECTION 2.5. PURPOSE. The purpose of the Company is to engage in any and all lawful business activities.

         SECTION 2.6. EFFECTIVE DATE. This Agreement shall become effective upon execution.

         SECTION 2.7. TERM. The term of the Company shall continue in perpetuity and until the Company is dissolved in accordance with the provisions of this Agreement or the Act.

         SECTION 2.8. OTHER INSTRUMENTS. Each Member hereby agrees, within ten
(10) days after receipt of a written request therefor, to execute and deliver such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments, and to take such other action, as the Company deems necessary, useful, or appropriate to comply with any laws, rules or regulations or as may be necessary to enable the Company to fulfill its responsibilities under this Agreement.


                Page 4 of 31 Transplace.com Operating Agreement
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

                                   ARTICLE III

                          MEMBERS AND CAPITAL STRUCTURE

         SECTION 3.1. NAMES AND ADDRESSES OF MEMBERS. All Members and Former Members of the Company, and their last known business, residence or mailing address, shall be listed on Exhibit A. The Members shall be required to update Exhibit A from time-to-time as necessary to accurately reflect the information therein.

         SECTION 3.2. UNITS REPRESENTING INTERESTS. Interests in the Company shall be represented by the Units held by each Member. Each Member's respective Units in the Company shall be set forth on Exhibit B (which shall be updated by the Members from time-to-time as required to accurately reflect the information therein). The Members hereby agree that each Unit shall entitle the Member possessing such Unit to, except as otherwise provided in Articles VIII and XII, the allocation of an equal proportionate share per Unit of the Company's Profits and Losses.

         SECTION 3.3. CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS OF MEMBERS. The agreed fair market value of the Capital Contributions to the Company and Percentage Interests of each Member are set forth on Exhibit B (as same exists at the Effective Date). Any subsequent Capital Contributions shall be in such amounts and in such types of property as may be agreed upon by all of the Members, and shall also be reflected on Exhibit B (as updated).

         SECTION 3.4. ADDITIONAL CAPITAL CONTRIBUTIONS. Members shall be permitted from time-to-time to make such additional or further Capital Contributions, for such consideration and/or Units, as shall be determined by all the Members. Except to the extent that a Member shall agree to do so or shall be contractually obligated to do so, no Member shall be required to make any additional Capital Contributions to the Company.

         SECTION 3.5. CAPITAL ACCOUNTS.

                  (a) An individual Capital Account shall be established and maintained on behalf of each Member in the manner provided by Treasury Regulation Section 1.704-l(b)(2)(iv). To the extent consistent with Treasury Regulation Section 1.704-l(b)(2)(iv), the Capital Account of each Member shall consist of (i) the amount of cash such Member has contributed to the Company, plus (ii) the agreed fair market value of any property such Member has contributed to the Company, net of any liabilities assumed by the Company or to which such property is subject, plus
                           (iii) the amount of Profits (including tax-exempt income) allocated to such Member, less (iv) the amount of Losses allocated to such Member, less (v) the amount of all cash distributed to such Member, less (vi) the fair market value of any property distributed to such Member, net of any liability assumed by such Member or to which such property is subject, less (vii) such Member's share of any other expenditures which are not deductible by the Company for federal income tax purposes or which are not allowable as additions to the basis of


                Page 6 of 31 Transplace.com Operating Agreement
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                           Company property, and (viii) subject to such other
                           adjustments as may be required under the Code. The Capital Account of a Member shall be increased or decreased, as relevant or applicable, to reflect adjustments to basis made pursuant to the Code or Treasury Regulations.

                  (b) Except as may be specifically provided otherwise in this Agreement, no Member shall have any liability or obligation to the Company, or to any Member or any other Person, to restore a negative or deficit balance in such Member's Capital Account.

         SECTION 3.6. NO REDEMPTION RIGHTS. Except as may otherwise be specifically provided in this Agreement or be determined by all the Members, no Member or Former Member shall be entitled, at or after the time the Member ceases to be a Member of the Company or at any other time, to demand or receive from the Company a return of any of the Member's Capital Contributions or the purchase or redemption of, or other payment for, the Member's Units or Interest.

         SECTION 3.7. MEMBER LOANS OR SERVICES. Unless otherwise determined by all the Members, loans or services by any Member to the Company shall not be considered Capital Contributions.

         SECTION 3.8. PRIOR OBLIGATIONS. In the event that any Member (or any of such Member's shareholders, partners, members, owners, or Affiliates (collectively, the "Liable Member")) has incurred any indebtedness or obligation prior to the effective date of this Agreement that relates to or otherwise affects the Company, neither the Company nor any Other Member shall have any liability or responsibility for or with respect to such indebtedness or obligation unless such indebtedness or obligation is assumed by the Company pursuant to a written instrument signed by all the Members. All cost and expenses incurred by any Member arising by way of organizing expenses for activities undertaken on behalf of the Company shall be reimbursed to such Member, subject to approval of the Board.

         SECTION 3.9. CERTIFICATES FOR UNITS. The Units or Interest of a Member in the Company may be represented by such Certificates of Membership, Unit Certificates or similar instruments, if any, as may from time-to-time be determined by the Board.


                                   ARTICLE IV

                                BOARD OF MANAGERS

         SECTION 4.1. MANAGEMENT BY BOARD OF MANAGERS. The business and affairs of the Company shall be managed by, and shall be under the exclusive control and direction of, a Board of Managers consisting of no fewer than seven (7) nor more than nine (9) Managers (the "Board"). One (1) Manager shall be appointed by each of the Initial Members of the Company; provided, however, that any Initial Member shall lose such power of appointment upon the Transfer or


                Page 7 of 31 Transplace.com Operating Agreement
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attempted Transfer (as defined in Section 11.1 below) of any portion of its
Membership Interest prior to any public offering of equity interests in the Company. One Manager shall be the individual elected by the Board to serve as the Company's Chief Executive Officer. The remaining Managers shall be elected by the majority vote of the appointed Managers. Any Manager appointed by an Initial Member may only be removed, or replaced in the event of resignation, by that Initial Member. Managers elected by the other Managers may be removed at any time for any reason by the affirmative vote of a majority of the Board. The Board shall elect from among the Managers, and may remove at any time for any reason, a Chairman, who shall preside at all Board meetings and exercise such other duties as are usually vested in the office of chairman of the board. In the absence of the Chairman, the Tax Matters Manager shall preside at Board meetings as Acting Chairman.

         SECTION 4.2. AUTHORITY OF BOARD. The Board, in its sole and absolute discretion, shall have full and complete power and authority to make all decisions and to take all actions incident to the management and conduct of the Company's business and affairs except that the Board may not, without the unanimous consent of the Members, do any of the following:

                  (a) take any action in contravention of this Agreement or the Act;

                  (b) take any action resulting in personal liability of any Member in any jurisdiction;

                  (c) take any action or make any decision reserved to the Members in this Agreement or in the Articles;

                  (d) pledge or assign any of the Company's property as collateral for the debt of any other person, corporation or entity or commit the Company to act as an endorser, guarantor or surety for the obligations of any other person, corporation or entity.

         SECTION 4.3. VOTE REQUIRED. Unless otherwise specified herein, all actions of the Board shall be taken by the affirmative vote of a majority of the Managers then appointed or elected and acting, which must include a majority of the Managers appointed by the Initial Members.

         SECTION 4.4. EXECUTION OF INSTRUMENTS. All instruments, contracts, agreements and documents of any type whatsoever to be executed on behalf of the Company may be executed by such officer or officers of the Company as shall have been so authorized by this Agreement or by the Board.

         SECTION 4.5. AUTHORITY OF MEMBERS. Members (in their capacities as Members) shall not have authority to act for or to bind the Company except such authority as may from time-to-time be specifically granted or approved in writing by all Members. No Member (in the capacity as a Member) shall have the authority to sign agreements or other instruments on behalf of the Company or to otherwise act as an authorized agent or other representative of the


                Page 8 of 31 Transplace.com Operating Agreement
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Company except as such Member shall have been specifically authorized as provided in this Agreement.

         SECTION 4.6. QUALIFICATIONS, NUMBER, APPOINTMENT AND VACANCIES. Any Person appointed as provided herein, whether or not such Person is a Member, is qualified to serve as a Manager of the Company. Managers shall be appointed, and may from time-to-time be removed and/or replaced (with or without cause), and vacancies in such position shall be filled, as provided in Section 4.1 above.

         SECTION 4.7. OFFICERS AND COMMITTEES. The Board may from time-to-time establish such offices and Committees of the Company, and elect or appoint and grant authority to act to such officers of the Company, as shall be deemed advisable by the Board for the day-to-day management and conduct of the Company's business and affairs. Officers may, but need not, be Members and/or Managers of the Company. The initial offices and officers of the Company are described and designated in Article VII. Officers may be removed (with or without cause) and vacancies in offices may be filled at any time and from time-to-time by the Board.

         SECTION 4.8. REIMBURSEMENT OF EXPENSES. Each Manager shall be entitled to reimbursement from the Company of all expenses reasonably incurred and paid by such Manager on behalf of the Company. Any question as to whether a Manager is entitled to reimbursement of expenses under this Section shall be determined by the Board.

         SECTION 4.9. LIABILITY. Managers shall not be personally liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other Manager, agent or employee of the Company. A Manager is not liable for any action taken as a Manager, or for any failure to take any action, unless the Manager has breached or failed to perform the Manager's duties to the Company and the breach or failure to perform constitutes willful, fraud, or a knowing violation.

         SECTION 4.10. PERFORMANCE OF DUTIES AND RELIANCE ON OTHERS. A Manager shall perform the Manager's duties in good faith, in a manner the Manager reasonably believes to be in the best interest of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing the Manager's duties, a Manager shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless the Manager has knowledge concerning the matter in question that would cause such reliance to be unwarranted:

                  (a) another Manager in the Company or one or more employees or other agents in the Company whom the Manager reasonably believes to be reliable and competent in the matters presented;

                  (b) any attorney, public accountant or other person as to matters which the Manager reasonably believes to be within such person's professional or expert competence; or


                Page 9 of 31 Transplace.com Operating Agreement
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                  (c)      a committee upon which the Manager does not serve,
                           duly designated in accordance with the provision of the articles of this Agreement, as to matters within its designated authority, which committee the Manager reasonably believes to merit confidence.

         SECTION 4.11. COMPENSATION. Managers shall be entitled to such reasonable compensation, if any, as shall from time-to-time be determined by all the Members. Compensation payable to Managers shall be treated as expenses of the Company and shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company, even though the Manager to whom payment is made is also a Member.

         SECTION 4.12. APPOINTMENT OF TAX MATTERS MANAGER. Wayne Garrison is hereby designated as the Tax Matters Manager (the "TMM"). The TMM shall be responsible for all matters involving Federal, state, local or other taxes of any type. The TMM shall serve as such until a successor is duly elected by a majority of the Board and qualified, or until the earlier withdrawal or retirement of the TMM or removal by a majority of the Board.

         SECTION 4.13. APPOINTMENT OF INITIAL MANAGER(S). The initial Managers of the Company are: Max L. Fuller (U.S. Xpress), Wayne Garrison (J.B. Hunt), Jun-Sheng Li (Chief Executive Officer), Jerry C. Moyes (Swift), David R. Parker (Covenant), Michael S. Starnes (M.S. Carriers), and Clarence L. Werner (Werner).

         SECTION 4.14. MEETINGS OF THE BOARD. Regular meetings of the Board may be held periodically on fixed, predetermined dates and times if the Board determines that regular meetings should be held and fixes the dates and times for such meetings in advance and each Manager is notified of such action. Other meetings of the Board may be called at any time by the Chairman, Chief Executive Officer, or a majority of the Managers.

         SECTION 4.15. NOTICE OF MEETINGS. No notice of regular meetings shall be required unless the date or time of any such meeting is changed from the date and time fixed for such meeting, in which case each Manager shall be notified of such change orally or in writing at least twenty-four hours before such meeting. The Company shall give written or oral notice stating the date, time, and place of any other meeting of the Board to each Manager of record entitled to vote at the meeting at least twenty-four hours before the meeting.

         SECTION 4.16. WAIVER OF NOTICE. A Manager may waive notice of any meeting, before or after the date and time of the meeting as stated in the notice, by delivering a signed waiver to the Company for inclusion in the minutes. A Manager's attendance at any meeting in person or by proxy (a) waives objection to lack of notice or defective notice of the meeting unless the Manager at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice unless the Manager objects to considering the matter when it is presented.


                Page 10 of 31 Transplace.com Operating Agreement

         SECTION 4.17. VOTING BY PROXY. A Manager may appoint a proxy to vote or otherwise act for the Manager pursuant to a written appointment form executed by the Manager or the Manager's duly authorized attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Company authorized to tabulate votes. The general proxy of a fiduciary is given the same effect as the general proxy of any other Manager. A proxy appointment is valid for 11 months unless otherwise expressly stated in the appointment form.

         SECTION 4.18. ACTION BY CONSENT. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken in writing by all the Managers. The action must be evidenced by one or more written consents describing the action taken, signed by all the Managers entitled to vote on the action, and delivered to the Company for inclusion in the minutes.

         SECTION 4.19. PRESENCE. Any or all Managers may participate in any regular or other meeting of the Board by, or through the use of, any means of communication by which all Managers participating may simultaneously hear each other during the meeting. A Manager so participating is deemed to be present in person at the meeting.

         SECTION 4.20. CONDUCT OF MEETINGS. At any meeting of the Board, the Secretary of the Company shall prepare minutes of the meeting, which shall be placed in the minute books of the Company.

                                    ARTICLE V

                                 THE MEMBERSHIP

         SECTION 5.1. THE MEMBERSHIP. The Members as a group shall be designated and referred to as the Membership.

         SECTION 5.2. MEETINGS OF THE MEMBERSHIP. Regular meetings of the Membership may be held periodically on fixed, predetermined dates and times if a majority of the Members determines that regular meetings should be held and fixes the dates and times for such meetings in advance and each Member is notified of such action. Other meetings of the Membership may be called at any time by a majority of the Members.

         SECTION 5.3. NOTICE OF MEETINGS. No notice of regular meetings shall be required unless the date or time of any such meeting is changed from the date and time fixed for such meeting, in which case each Member shall be notified of such change orally or in writing at least twenty-four hours before such meeting. The Company shall give written or oral notice stating the date, time, and place of any other meeting of the Membership to each Member of record entitled to vote at the meeting at least twenty-four hours before the meeting.

         SECTION 5.4. WAIVER OF NOTICE. A Member may waive notice of any meeting, before or after the date and time of the meeting as stated in the notice, by delivering a signed waiver


                Page 11 of 31 Transplace.com Operating Agreement to the Company for inclusion in the minutes. A Member's attendance at any meeting in person or by proxy (a) waives objection to lack of notice or defective notice of the meeting unless the Member at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice unless the Member objects to considering the matter when it is presented.

         SECTION 5.5. VOTING BY PROXY. A Member may appoint a proxy to vote or otherwise act for the Member pursuant to a written appointment form executed by the Member or the Member's duly authorized attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Company authorized to tabulate votes. The general proxy of a fiduciary is given the same effect as the general proxy of any other Member. A proxy appointment is valid for 11 months unless otherwise expressly stated in the appointment form.

         SECTION 5.6. ACTION BY CONSENT. Any action required or permitted to be taken at a meeting of the Membership may be taken without a meeting if the action is taken in writing by all the Members. The action must be evidenced by one or more written consents describing the action taken, signed by all the Members entitled to vote on the action, and delivered to the Company for inclusion in the minutes.

         SECTION 5.7. PRESENCE. Any or all Members may participate in any annual, regular or special meeting of the Membership by, or through the use of, any means of communication by which all Members participating may simultaneously hear each other during the meeting. A Member so participating is deemed to be present in person at the meeting.

         SECTION 5.8. CONDUCT OF MEETINGS. At any meeting of the Membership, a majority of the Members shall preside or appoint a person to preside at the meeting and shall appoint a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be placed in the minute books of the Company.

         SECTION 5.9. VOTING AND ATTENDING BY REPRESENTATIVES. Any Member that is a corporation, partnership, limited liability company or other entity that is not a natural person may attend and vote at meetings of the Membership by such representatives as such Member may select from time-to-time in its sole discretion. No written proxy or other appointment shall be required with respect to any such representatives unless a majority of the Members determines otherwise.

                                   ARTICLE VI

                        RIGHTS AND OBLIGATIONS OF MEMBERS

         SECTION 6.1. RIGHTS OF MEMBERS. None of the following actions may be taken absent the unanimous consent of the Members:


                Page 12 of 31 Transplace.com Operating Agreement
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                  (a)      any action taken in contravention of this Agreement
                           or the Act;

                  (b) any action taken by the Company resulting in personal liability of any Member in any jurisdiction;

                  (c) the pledge or assignment of any of the Company's property as collateral for the debt of any other person, corporation or entity or act committing the Company to act as an endorser, guarantor or surety for the obligations of any other person, corporation or entity;

                  (d) any distribution of Individual Subscription Capital (as defined in the Initial Subscription Agreement entered into by each of the Initial Members) to the Members;

                  (e)      additional contributions of capital as described in
                           Section 3.4 hereof;

                  (f) the Company's redemption of any Member's Interest as described in Section 3.6 hereof;

                  (g) characterizing Member loans or services as Capital Contributions as provided in Section 3.7 hereof;

                  (h) dissolution of the Company as provided in Section 12.1(b) hereof; and

                  (i) any amendments to this Operating Agreement purporting to limit or alter the rights of the Members as provided in Section 13.2 hereof.

         SECTION 6.2. MANAGEMENT FEES AND OVERHEAD ALLOCATIONS. Members and/or Affiliates may from time-to-time provide property and assets for use by the Company, and in consideration thereof be entitled to reasonable rents or other compensation or reimbursement as the Board determines is appropriate. In addition, Members and/or Affiliates may from time-to-time provide management, administrative or other services for the Company, as Managers or otherwise, and in consideration thereof may be entitled to reasonable management fees, overhead allocations and/or other compensation as from time-to-time determined by the Board. In that regard, a Member to whom such sums are payable may participate as a Manager of the Company in making a determination of the amount of any such management fees, overhead allocations, rents, or other compensation or reimbursement payable to the Member by the Company and such Member will owe no fiduciary or other duties to any other Members or to the Company with respect to determining the amounts thereof. All such payments made to any Member pursuant to this Section shall be treated as expenses of the Company and shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company.

         SECTION 6.3. REIMBURSEMENT OF EXPENSES. Each Member shall be entitled to reimbursement from the Company of all expenses reasonably incurred and paid by such Member


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on behalf of the Company. Any question as to whether a Member is entitled to reimbursement of expenses under this Section shall be determined by the Board.

         SECTION 6.4. WAIVER OF PARTITION. Each Member, on behalf of such Member, its successors and its assigns, hereby waives any rights to have any Company property partitioned.

         SECTION 6.5. LIABILITY. Members shall not be personally liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other Member, agent or employee of the Company. A Member is not liable for any action taken as a Member, or any failure to take any action, unless the Member has breached or failed to perform the Member's duties to the Company and the breach or failure to perform constitutes willful misconduct, fraud, or a knowing violation of law.

         SECTION 6.6. PERFORMANCE OF DUTIES AND RELIANCE ON OTHERS. A Member shall perform the Member's duties as a Member in good faith, in a manner the Member reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing the Member's duties, a Member shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless the Member has knowledge concerning the matter in question that would cause such reliance to be unwarranted:

                  (a) a Manager of the Company or one or more employees or other agents of the Company whom the Member reasonably believes to be reliable and competent in the matters presented;

                  (b) any attorney, public accountant, or other person as to matters which the Member reasonably believes to be within such person's professional or expert competence; or

                  (c) a committee upon which the Member does not serve, duly designated in accordance with a provision of the Articles or this Agreement, as to matters within its designated authority, which committee the Member reasonably believes to merit competence.

         SECTION 6.7. COMPENSATION. The Company may, but shall not be obligated to pay any Member or other Person a salary and/or bonus as compensation for services rendered to the Company. Such salaries and/or bonuses shall be treated as expenses of the Company and shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Company, even though such recipient is a Member of the Company.

         SECTION 6.8. NO RIGHT TO WITHDRAW. Members shall not have any right to withdraw as Members. However, a Member may be permitted to withdraw as a Member with the written consent of the Board.

                                   ARTICLE VII


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                                    OFFICERS

         SECTION 7.1. OFFICERS. Except as may from time-to-time be determined otherwise by the Board, the officers of the Company shall be a President and a Secretary. The Board may also choose and appoint one or more Vice Presidents, one or more Assistant Secretaries or Assistant Treasurers and such other officers and assistant officers as may be deemed necessary or appropriate by the Board. Officers may, but need not, be Members and/or Managers of the Company.

         SECTION 7.2. PRESIDENT/CHIEF EXECUTIVE OFFICER. Unless the Board otherwise provides, the President of the Company shall be the Chief Executive Officer of the Company with such general executive powers and duties of supervision and management as are usually vested in the office of the Chief Executive Officer, shall carry into effect all directions of the Board, shall sign all notes, agreements or other instruments in writing made and entered into for or on behalf of the Company, shall have general supervision over the business and affairs of the Company, and, shall preside at all meetings of the Membership.

         SECTION 7.3. VICE PRESIDENT. Each Vice President of the Company shall report directly to the President, or such other person as the Board may direct from time-to-time, and shall have such powers and duties as the Board or the President may from time-to-time prescribe.

         SECTION 7.4. SECRETARY. The Secretary of the Company shall keep an accurate record of the proceedings of the meetings of the Membership and shall perform such other duties as are usually incident to the office of the Secretary.

         SECTION 7.5. TREASURER. The Treasurer of the Company is responsible for (a) keeping correct and complete books of account which show accurately at all times the financial condition of the Company, (b) safeguarding all funds, notes, securities, and other valuables which may from time-to-time come into the possession of the Company, and (c) depositing all funds of the Company with such depositories as the Board shall designate. The Treasurer shall furnish at meetings of the Membership, or when otherwise requested, a statement of the financial condition of the Company. The Treasurer has such other duties as the Board may from time-to-time prescribe. The Treasurer shall be entitled to rely and shall be deemed to be acting in good faith in relying upon the advice of counsel or the public accountants of the Company.

                                  ARTICLE VIII

                          ALLOCATIONS AND DISTRIBUTIONS

         SECTION 8.1. ACCOUNTING DEFINITIONS. The following capitalized terms, which are used predominantly in this Article, shall have the following meanings for purposes of this Agreement:

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit


                Page 15 of 31 Transplace.com Operating Agreement
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balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                  Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                  Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5)
         and 1.704-1(b)(2)(ii)(d)(6) .

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section
1.704-l(b)(2)(ii)(d) and shall be applied in a manner consistent with such intent.

         "COMPANY MINIMUM GAIN" has the meaning set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d) with respect to "partnership minimum gain," substituting the word "member" for "partner" and "company" for "partnership" wherever they appear.

         "MEMBER NONRECOURSE DEBT" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4) with respect to "partner nonrecourse debt," substituting the word "member" for "partner" and "company" for "partnership" wherever they appear.

         "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

         "MEMBER NONRECOURSE DEDUCTIONS" has the meaning set forth in Treasury Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2) with respect to "partner nonrecourse deductions," substituting the word "member" for "partner" and "company" for "partnership" wherever they appear.

         "NONRECOURSE DEDUCTIONS" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(1).

         "NONRECOURSE LIABILITY" has the meaning set forth in Treasury Regulation Section 1.7042(b)(3).

         SECTION 8.2. ALLOCATION OF PROFITS AND LOSSES. Except as may be expressly provided otherwise in this Article, and subject to the provisions of Sections 704(b) and 704(c) of the Code, the Profits and Losses of the Company for each fiscal year of the Company shall be allocated to the Members pro rata in accordance with their respective Percentage Interests.

         SECTION 8.3. SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:


                Page 16 of 31 Transplace.com Operating Agreement

                  (a) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other provision of this Article, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation
                           Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2).
                           This subsection is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (b) Member Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation
                           Section 1.704-2(i)(4), notwithstanding any other provision of this Article, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(5), shall be specifically allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This
                           subsection is intended to comply with the minimum gain chargeback requirement in Treasury Regulation
                           Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4),1.704-1(b)(2)(ii)
                           (d)(5) or 1.704-1(b)(2)(ii)(d)(6) that cause such
                           Member to have an Adjusted Capital Account Deficit as of the end of any fiscal year or that increase such Member's Adjusted Capital Account Deficit, items of Company gross income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent and in the manner required by the Treasury Regulations, the Adjusted Capital Account Deficit


                Page 17 of 31 Transplace.com Operating Agreement
                           of such Member as quickly as possible; provided, however, that an allocation pursuant to this subsection shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section have been tentatively made as if this subsection were not in this Agreement. This subsection is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

                  (d) Avoidance of Adjusted Capital Account Deficit. To the extent feasible no Losses shall be allocated to any Member who, after giving effect to such allocation and other expected allocations then anticipated, would have an Adjusted Capital Account Deficit as of the end of any fiscal year of the Company. Any such Losses that cannot be allocated to a Member by reason of this subsection shall be allocated, to the extent possible, to other Members as to which this subsection is not applicable in proportion to their Interests. In the event that any Member is nevertheless allocated Losses that cause such Member to have, or that increase, an Adjusted Capital Account Deficit, items of Company gross income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent and in the manner required by the Treasury Regulations, the Adjusted Capital Account Deficit of each such Member as quickly as possible. The allocations pursuant to this subsection shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article have been tentatively made as if this subsection were not in the Agreement.

                  (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be specifically allocated among the Members in proportion to their Percentage Interests.

                  (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation
                           Section 1.704-2(i)(1).

                  (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Treasury Regulation
                           Section 1.704-l(b)(2)(iv)(m)(2) or
                           1.704-l(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of the Member's Interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment


                Page 18 of 31 Transplace.com Operating Agreement
                           decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their Interests in the Company in the event Treasury Regulation Section 1.704(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulation Section 1.704-l(b)(2)(iv)(m)(4) applies.

         SECTION 8.4. CURATIVE ALLOCATIONS. The allocations set forth in
Section 8.3 (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company Profits or Losses pursuant to this Section. Therefore, notwithstanding any other provision of this Article (other than the Regulatory Allocations), the Members shall make such offsetting special allocations of Company Profits or Losses so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 8.2.

         SECTION 8.5. ALLOCATIONS WHEN INTERESTS VARY. Allocations of Profits and Losses, or each item thereof, shall be made to or among Members whose Interests vary during any taxable year of the Company, whether such varying Interests are attributable to Transfers of Interests, the issuance of additional Units or otherwise, shall be made in accordance with the applicable provisions of the Code and the Treasury Regulations, using any permitted method or convention selected by the Managers.

         SECTION 8.6. DISCRETIONARY DISTRIBUTIONS OF AVAILABLE CASH. Subject to the provisions of Article XII and Section 6.1(a), the Board may from time-to-time direct that some or all of the Available Cash, if any, be distributed to the Members, pro rata in accordance with their respective Percentage Interests or in such other manner as all the Managers shall from time-to-time unanimously determine.

         SECTION 8.7. DISTRIBUTIONS OF PROPERTY. To the extent that a Member is entitled to a distribution of assets from the Company or to a return of the Member's Capital Contributions, the Member shall have only the right to demand and receive cash in satisfaction thereof.

         SECTION 8.8. DISTRIBUTIONS TO MEMBERS OF RECORD. Distributions of Company assets in respect of an Interest shall be made only to the Members who, according to the books and records of the Company, are the holders of record of the Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor any Member shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company or the Member has knowledge or notice of any transfer or purported transfer of ownership of an Interest.

                                   ARTICLE IX

                             RECORDS AND ACCOUNTING


                Page 19 of 31 Transplace.com Operating Agreement

         SECTION 9.1. RECORDS AND ACCOUNTING. The fiscal year of the Company for financial reporting and for Federal income tax purposes shall be the calendar year. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with generally accepted accounting principles. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The Company shall keep the following records and information, and any other records and information required by the Act, at its principal office:

                  (a) A list with the full name and last known mailing address of each Person who is or has been a Member or Manager of the Company from the date of the Company's organization.

                  (b) A copy of the Articles and all amendments or restatements thereof.

                  (c) Copies of the Company's Federal, state and local income tax returns and financial statements for the three (3) most recent years, or if the returns and statements were not prepared, copies of the information and statements provided to or that should have been provided to the Members to enable them to prepare their Federal, state and local tax returns for the same period.
                  (d) Copies of this Agreement and all amendments hereto and copies of any written operating agreements no longer in effect.

                  (e)      A writing setting out the following:

                           (i) The amount of cash, if any, and a statement of the agreed fair market value of any other property or services contributed by each Member and the times at which or events upon the happening of which any additional contributions agreed to be made by each Member are to be made.

                           (ii) The events, if any, upon the happening of which the Company is to be dissolved and its affairs wound up.

                           (iii)    Any other writings required by this
                                    Agreement.

         SECTION 9.2. ACCESS TO ACCOUNTING RECORDS. Each Member, and the Member's duly authorized representative, shall have the right, at the Member's own expense, to inspect and copy the records listed in Section 9.1 at the principal office of the Company, upon reasonable request, during ordinary business hours.

         SECTION 9.3 ACCOUNTING DECISIONS. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Board. The Board may rely upon the advice of the Company's public accountants as to whether such decisions are in accordance with


                Page 20 of 31 Transplace.com Operating Agreement generally accepted accounting principles.

         SECTION 9.4 FEDERAL INCOME TAX ELECTIONS. The Company may make any and all elections for Federal income tax purposes, including, but not limited to, the following:

                  (a) to the extent permitted by applicable law and regulations, an election to use an accelerated depreciation method with respect to any depreciable asset of the Company; and

                  (b) in case of a transfer of all or part of the Interest of any Member, an election to adjust the tax basis of the assets of the Company pursuant to Code Sections 734, 743, and 754.

         SECTION 9.5 COMPANY EXPENSES. All of the Company's expenses, including any expenses incurred by the Managers and Members on behalf of the Company, shall be paid by the Company. The expenses to be paid by the Company in connection with the Company's business shall include, but not be limited to: (a) costs of personnel employed by the Company and involved in the business of the Company; (b) costs of borrowed money, taxes and assessments applicable to the Company; (c) legal, audit, accounting, appraisal and engineering fees; (d) printing, photocopying and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of Units or in connection with the business of the Company; (e) fees and expenses in connection with the acquisition, sale, exchange, or other disposition or financing of the assets of the Company; (f) the cost of insurance in connection with the business of the Company; (g) expenses of forming or converting, modifying or terminating the Company; (h) the cost of preparing and disseminating to Members the reports contemplated by this Agreement and the cost of preparing and filing reports and tax returns with governmental agencies; and (i) the costs incurred in connection with any litigation or regulatory proceedings in which the Company is involved. The Managers and Members shall be entitled to reimbursement from the Company for all expenses of the Company reasonably incurred and paid by them on behalf of the Company whether prior to or after the date of the Company's organization.

                                    ARTICLE X

                          ADDITIONAL MEMBERS AND UNITS

         SECTION 10.1. ISSUANCE OF ADDITIONAL UNITS. The Company may from time-to-time issue additional Units by sale or other issuance to existing Members or other Persons for such consideration, and upon such terms and conditions, as the Board shall from time-to-time unanimously determine. Any such sales or other issuances of Units shall be made in accordance with the Articles and this Agreement.

         SECTION 10.2. CONDITIONS TO ISSUANCE. As a condition to such issuances, new Members acquiring such Units shall execute this Agreement and all Members acquiring such Units shall


                Page 21 of 31 Transplace.com Operating Agreement execute all other documents and instruments as the Company may require.

                                   ARTICLE XI

                    TRANSFER OF UNITS AND OPTION TO PURCHASE

         SECTION 11.1. DEFINITION OF TRANSFER. For purposes of this Agreement the term "Transfer" means, with respect to all or any portion of a Member's Interest in the Company, any sale, gift, bequest, assignment, conveyance, transfer, pledge, grant of a security interest, collateral assignment or other disposition of all or any portion of such Interest, whether voluntary or involuntary, including any of the foregoing that occur by operation of law. The transfer of any Membership Interest by a Member to any of its Affiliates is specifically permitted, and excluded from the definition of "Transfer" described in this paragraph.

         SECTION 11.2. SECURITIES LAW COMPLIANCE. In addition to any other restrictions applicable to the Transfer of an Interest, and unless such requirement shall be waived in writing by the Company, no Member shall Transfer any Interest in the Company without registration under applicable federal and state securities laws unless such Member furnishes to the Company an opinion of counsel satisfactory to the Company to the effect that registration under such laws is not required.

         SECTION 11.3. REGULATORY COMPLIANCE. In addition to any other restrictions applicable to the Transfer of an Interest, and unless such requirement shall be waived in writing by the Company, no Member, either individually or in concert with other Members, shall Transfer any Interest in the Company if such Transfer will give rise to a requirement that the Company effect any regulatory or antitrust filings (including filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Section 18a), or obtain any regulatory or antitrust approvals, including the expiration or early termination of mandatory waiting periods without adverse government action (collectively, "Antitrust and Regulatory Activities"). Each of the Members will support the Company's Antitrust and Regulatory Activities.

         SECTION 11.4. EFFECT OF TRANSFER OF INTEREST. A Transfer (or attempted Transfer) of any Interest (a) that is prohibited by the terms of this Agreement or that is prohibited by the terms of any other contract or agreement by which the Member whose Interest is the subject of a Transfer (or attempted Transfer) and the Company are bound; (b) that is made in violation of or without first complying with any applicable restrictions (including, without limitation, restrictions providing for a right of first refusal or option to purchase in favor of another Person and/or restrictions requiring notice to another Person or Persons prior to a Transfer) under the terms of this Agreement or under the terms of any other contract or agreement by which the Member whose Interest is the subject of a Transfer (or attempted Transfer) and the Company are bound; or (c) that is made, prior to any public offering of equity interests in the Company, to any party which is not an Affiliate of the transferring party (any such Transfer or attempted Transfer described in clauses (a), (b) or (c) above is a "Prohibited Transfer"), shall be absolutely void and of no effect and the Company shall not give any recognition whatsoever thereto.


                Page 22 of 31 Transplace.com Operating Agreement

         SECTION 11.5. MEMBERSHIP CONDITIONS. A Transferee who has been approved to become a Member as provided in this Agreement must comply with or satisfy each of the following conditions in order to be admitted as a Member:

                  (a) any conditions or requirements established or imposed by the Managers in connection with the approval of the Transferee's admission as a Member; and

                  (b) such Transferee must execute an instrument acceptable to the Company whereby the Transferee accepts the terms of and becomes a party to and bound by this Agreement.

         SECTION 11.6. RIGHTS NOT ABROGATED. A Transfer of an Interest shall not, in the absence of an effective waiver thereof or an agreement doing so, abrogate or preclude the exercise or enforcement of any rights of any Person (other than the transferor) with respect to the Interest transferred, and the Transferee shall take such Interest subject thereto.

                                   ARTICLE XII

                           DISSOLUTION AND WINDING UP

         SECTION 12.1. DISSOLUTION. The Company shall be dissolved and its affairs wound up on the first of the following to occur:

                  (a) the occurrence of any event specified in the Articles or this Agreement as an event that will cause the dissolution of the Company;

                  (b) the determination of all the Members to dissolve the Company; or

                  (c)      entering of a decree of judicial dissolution.

The occurrence of an "event of dissociation" with respect to a Member (as the term "event of dissociation" is defined in the Act) shall not result in the dissolution of the Company, and the existence of and conduct of business by the Company shall continue without interruption following any such occurrence.

         SECTION 12.2. WINDING UP. Upon dissolution, the Board shall proceed to wind up and liquidate the business and affairs of the Company, and the Company may only carry on business that is appropriate to wind up and liquidate the business and affairs of the Company, including the following:
(a) collecting the Company's assets; (b) disposing of properties that will not be distributed in kind to Members; (c) discharging or making provision for discharging liabilities; (4) distributing the remaining property among the Members; and (5) doing every other act necessary


                Page 23 of 31 Transplace.com Operating Agreement to wind up and liquidate the business and affairs of the Company. The Board shall follow the procedure for disposing of known claims set forth in the Act.

         SECTION 12.3. DISTRIBUTION OF ASSETS. Upon or in anticipation of the winding up of the Company, the assets shall be distributed in the following order:

                  (a) first, to creditors, including Members and Managers who are creditors to the extent permitted by law, to satisfy the liabilities of the Company whether by payment or by the establishment of adequate reserves, excluding distributions to Members pursuant to
                           ARTICLE VIII;

                  (b) next, to Members and former Members to satisfy the Company's liabilities for distributions pursuant to
                           ARTICLE VIII;

                  (c) next, to Members of the Company in proportion to their respective positive balances in their Capital Accounts to the extent each such Member has a positive balance in his Capital Account as provided in Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2); and
                  (d) next, to Members of the Company in proportion to their respective Percentage Interests.


                                  ARTICLE XIII

                                   AMENDMENTS

         SECTION 13.1. PROPOSAL OF AMENDMENTS. Amendments to the Articles and this Agreement may be proposed in writing by the Board. If any such proposed amendment could adversely affect the classification of the Company as a partnership for federal income tax purposes, the proposed amendment must be accompanied by an opinion of counsel as to the legality and effect on the Company and the Members. Copies of any amendments proposed to be made pursuant to this Section shall be sent to each of the Members.

         SECTION 13.2. APPROVAL BY BOARD. A proposed amendment of the Articles or this Agreement shall be approved by the affirmative vote of the Board cast at either a regular meeting or a special meeting of the Board duly called for the purpose of voting on the amendment or by the written consent of all the Managers, provided, however, that no amendment purporting to limit or change the rights of the Members as described in Section 6.1 hereof will be binding upon the Company or the Members absent the unanimous consent of the Members thereto. Upon approval of any amendment as provided in this Section, all Managers, whether or not they voted for or consented to such amendment, shall be deemed to have consented to such amendment and shall be bound by the terms and provisions thereof as if they had so consented.

                                   ARTICLE XIV


                Page 24 of 31 Transplace.com Operating Agreement

                                  MISCELLANEOUS

         SECTION 14.1. COMPLETE AGREEMENT. This Agreement and the Articles constitute the complete and exclusive statement of agreement among the Members with respect to their subject matter. This Agreement and the Articles replace and supersede all prior agreements by and among the Members or any of them. This Agreement and the Articles supersede all prior written and oral statements and no representation, statement, or condition or warranty not contained in this Agreement or the Articles will be binding on the Members or have any force or effect whatsoever.

         SECTION 14.2. GOVERNING LAW. This Agreement and the rights of the parties under this Agreement will be governed by, interpreted, and enforced in accordance with the laws of the State of Nevada.

         SECTION 14.3. BINDING EFFECT. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective Transferees, successors and assigns.

         SECTION 14.4. HEADINGS: INTERPRETATION. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement. The singular shall include the plural, and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

         SECTION 14.5. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, unreasonable, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, unreasonable, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, unreasonable, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, unreasonable, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, unreasonable, or unenforceable provision as may be possible and be legal, valid, reasonable, and enforceable.

         SECTION 14.6. MULTIPLE COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof with respect to this Agreement it will be necessary to produce only one copy hereof signed by the party to be charged.

         SECTION 14.7. ADDITIONAL DOCUMENTS AND ACTS. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement.

         SECTION 14.8. NO THIRD PARTY BENEFICIARY. This Agreement is made solely and specifically among and for the benefit of the Members and their respective successors and assigns


                Page 25 of 31 Transplace.com Operating Agreement subject to the express provisions of this Agreement relating to successors and assigns; and no other person will have any rights, interest, or claims under the Agreement or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         SECTION 14.9. NOTICES. Any notice to be given or to be served upon the Company or any Member in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified on EXHIBIT A. Any Member or the Company may, at any time by giving five days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

         SECTION 14.10. TITLE TO COMPANY PROPERTY. Legal title to all property of the Company will be held and conveyed in the name of the Company.

         SECTION 14.11. RELIANCE ON AUTHORITY OF PERSON SIGNING AGREEMENT. In the event that a Member is not a natural person, neither the Company nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such Person or to determine any fact or circumstance bearing upon the existence of the authority of such individual, or (b) be required to see to the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

         SECTION 14.12. INDEMNIFICATION. To the fullest extent allowable by Nevada law (including pursuant to the expanded rights and financial arrangements that may be granted to persons under articles of organization, operating agreement, vote of members or disinterested managers, if any, or otherwise under such law), the Company shall indemnify Indemnifiable Persons (as defined below), in the manner and under the circumstances described in this Section 14.12.

                  (a) The Company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the Company, by reason of the fact that he is or was a Manager, Member, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a Manager, Member, director, officer, employee, or agent of another limited liability company, partnership, joint venture, trust, or other enterprise (any such person, an "Indemnifiable Person"), against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Indemnifiable Claim, unless a final adjudication by a court of competent jurisdiction establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and were material to the cause of action. The termination of any Indemnifiable Claim by judgment, order, settlement, conviction, or upon a plea of nolo


                Page 26 of 31 Transplace.com Operating Agreement
                           contendere or its equivalent, shall not, of itself, create a presumption that the person's acts or omissions involved intentional misconduct, fraud, or a knowing violation of law.

                  (b) To the extent that an Indemnifiable Person has been successful on the merits or otherwise in defense of any Indemnifiable Claim, or in defense of any claim, issue or matter therein, he shall be indemnified by the Company against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with such defense.

                  (c) Expenses incurred in defending an Indemnifiable Claim shall be paid by the Company in advance of the final disposition of such Indemnifiable Claim upon receipt of an undertaking by or on behalf of the Indemnifiable Person to repay such amount if final adjudication by a court of competent jurisdiction establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and were material to the cause of action.

                  (d) The indemnification provided by this Section 14.12 does not exclude any other rights to which a person seeking indemnification may be entitled under any law, articles of organization, insurance, agreement, vote of Members or disinterested Managers or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification provided by this
                           Section 14.12 shall continue as to a person who has ceased to be a Member, Manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to repeal this Section 14.12 shall apply to or have any effect on the rights of any Indemnifiable Person under this Section 14.12, which rights came into existence by virtue of acts or omissions of such person occurring prior to such amendment or repeal.

                  (e) The Company may purchase and maintain insurance on behalf of any person who is or was a Member, Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Member, Manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (a "Business Entity") against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this
                           Section 14.12.

                  (f) For the purposes of this Section 14.12, references to "the Company" include, in addition to the Company itself, any corporation resulting from converting the Company into corporate form, any surviving Business Entity


                Page 27 of 31 Transplace.com Operating Agreement
                           in any merger or similar business combination, any constituent Business Entity (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its members, managers, directors, officers, employees and agents so that any person who is or was a member, manager, director, officer, employee or agent of such constituent Business Entity, or is or was serving at the request of such constituent Business Entity as a director, officer, employee or agent of another Business Entity, shall stand in the same position under the provisions of this Section 14.12 with respect to the resulting or surviving Business Entity as he or she would have with respect to such constituent Business Entity if its separate existence had continued.

                  (g) For purposes of this Section 14.12, references to "other enterprise" shall include employee benefit plans; references to "fine" shall include any excise tax assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Company" shall include any service as a member, manager, trustee, director, officer, employee or agent of the Business Entity that imposes duties on, or involves services by, such member, manager, director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and masculine references shall include the feminine.

         SECTION 14.13. LOCATION OF RECORDS. The Company shall not be required to keep the records and documents specified in Section 86.241 of the Nevada law applicable to limited liability companies at its office in Nevada.

                   [THE FOLLOWING PAGE IS THE SIGNATURE PAGE]


                Page 28 of 31 Transplace.com Operating Agreement

                      SIGNATURE PAGE OF OPERATING AGREEMENT
                             OF TRANSPLACE.COM, LLC



            DATE                               INITIAL SUBSCRIBERS

                                              COVENANT TRANSPORT, INC.


     April 19, 2000                  BY:   /s/ DAVID R. PARKER
                                           -----------------------------------
                                     PRINTED NAME:   DAVID R. PARKER
                                                     -------------------------
                                     TITLE:   CHAIRMAN, PRES./CEO
                                              --------------------------------


                                           J.B. HUNT TRANSPORT SERVICES, INC.

     April 19, 2000                  BY:   /s/ WAYNE GARRISON
                                           -----------------------------------
                                     PRINTED NAME:   WAYNE GARRISON
                                                     -------------------------
                                     TITLE:   CHAIRMAN
                                              --------------------------------


                                                 M.S. CARRIERS, INC.

     April 19, 2000                  BY:   /s/ MICHAEL S. STARNES
                                           -----------------------------------
                                     PRINTED NAME:   MICHAEL S. STARNES
                                                     -------------------------
                                     TITLE:   CHAIRMAN, PRESIDENT AND CEO
                                              --------------------------------


                                           SWIFT TRANSPORTATION CO., INC.

     April 19, 2000                  BY:   /s/ JERRY C. MOYES
                                           -----------------------------------
                                     PRINTED NAME:   JERRY C. MOYES
                                                     -------------------------
                                     TITLE:   CHAIRMAN, PRESIDENT AND CEO
                                              --------------------------------


                                            U.S. XPRESS ENTERPRISES, INC.

     April 19, 2000                  BY:   /s/ MAX L. FULLER
                                           -----------------------------------
                                     PRINTED NAME:   MAX L. FULLER
                                                     -------------------------
                                     TITLE:   CO-CHAIRMAN
                                              --------------------------------


                                              WERNER ENTERPRISES, INC.

     April 19, 2000                  BY:   /s/ CLARENCE L. WERNER
                                           -----------------------------------
                                     PRINTED NAME:   CLARENCE L. WERNER
                                                     -------------------------
                                     TITLE:   CHAIRMAN AND CEO
                                              --------------------------------


                Page 29 of 31 Transplace.com Operating Agreement

                                    EXHIBIT A
                                       TO
                               OPERATING AGREEMENT
                                       OF
                               TRANSPLACE.COM, LLC






                                 CURRENT MEMBERS

    COVENANT TRANSPORT, INC.                      SWIFT TRANSPORTATION CO., INC.
    400 BIRMINGHAM HIGHWAY                           2200 SOUTH 75TH AVENUE
     CHATTANOOGA, TN 37419                            PHOENIX, AZ 85043

J.B. HUNT TRANSPORT SERVICES, INC                  U.S. XPRESS ENTERPRISES, INC.
  615 J.B. HUNT CORPORATE DRIVE                        4080 JENKINS ROAD
       LOWELL, AR 72745                               CHATTANOOGA, TN 37421

     M.S. CARRIERS, INC.                             WERNER ENTERPRISES, INC.
     3171 DIRECTORS ROW                                14507 FRONTIER ROAD
     MEMPHIS, TN 38131                                   OMAHA, NE 68138


                Page 30 of 31 Transplace.com Operating Agreement

                                    EXHIBIT B
                                       TO
                               OPERATING AGREEMENT
                                       OF
                               TRANSPLACE.COM, LLC



------------------------------------------------------------------------------------------------------------------

                                                      CAPITAL CONTRIBUTION
------------------------------------------------------------------------------------------------------------------

                   MEMBER                            TYPE           AGREED VALUE       UNITS      PERCENT INTEREST
------------------------------------------------------------------------------------------------------------------
Covenant Transport, Inc.                        Cash & Assets     To be determined      130              13%
------------------------------------------------------------------------------------------------------------------

J.B. Hunt Transport Services, Inc.              Cash & Assets     To be determined      280              28%
------------------------------------------------------------------------------------------------------------------

M.S. Carriers, Inc.                             Cash & Assets     To be determined      140              14%
------------------------------------------------------------------------------------------------------------------

Swift Transportation Co., Inc.                  Cash & Assets     To be determined      160              16%
------------------------------------------------------------------------------------------------------------------

U.S. Xpress Enterprises, Inc.                   Cash & Assets     To be determined      130              13%
------------------------------------------------------------------------------------------------------------------

Werner Enterprises, Inc.                        Cash & Assets     To be determined      160              16%
------------------------------------------------------------------------------------------------------------------

TOTAL                                                                                  1,000            100%
------------------------------------------------------------------------------------------------------------------

                Page 31 of 31 Transplace.com Operating Agreement